As filed with the Securities and Exchange Commission on August 22, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-2789488
(State or other jurisdiction of incorporation)	(I.R.S Employer Identification No.)

621 NW 53rd Street, Ste. 260
Boca Raton, Florida, 33487
(Address of principal executive offices, including zip code)

SpringBig Holdings, Inc. 2022 Long-Term Incentive Plan
(Full title of the plan)

Jeffrey Harris
Chief Executive Officer
621 NW 53rd Street
Suite 260
Boca Raton, Florida 33487
(800) 772-9172
(Telephone number, including area code)

Copies to:
William E. Doran
Sarah M. Hesse
Benesch, Friedlander, Coplan & Aronoff LLP
71 South Wacker Drive, Suite 1600
Chicago, Illinois 60606
(Name and address of agent for service)
 (312) 212-4949
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated by reference into this Registration Statement:

(i)
The Registrant’s Quarterly Report on Form 10-Q (File No. 001-40049) for the fiscal quarter ended March  31, 2022, filed with the Commission on May 16, 2022 and Quarterly Report on Form 10-Q (File No. 001-40049) for the fiscal quarter ended June 30, 2022, filed with the Commission on August 15, 2022 and as amended by that Form 10-Q/A, filed with the Commission on August 17, 2022;

(ii)
The Registrant’s Current Reports on Form 8-K (File Nos. 001-40049), filed with the Commission on April 19, 2022, May 2, 2022, June 10, 2022, June 17, 2022 and June 21, 2022 (excluding any portions of such reports deemed to have been furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items);

(iii)
The Registrant’s prospectus, dated August 12, 2022, filed with the Commission on August 12, 2022 (the “Prospectus”) pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-266138); and

(iv)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-1 (File No. 333-266138), filed with the Commission on July 15, 2022 (as amended on July 28, 2022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”). Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Registrant’s charter limits the liability of its directors to the fullest extent permitted by the DGCL, and the Registrant’s bylaws provide that it will indemnify its directors to the fullest extent permitted by such law. The Registrant expects to enter into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. The Registrant’s charter requires it to indemnify and advance expenses to each of its directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Registrant or was serving at the Registrant’s request in an official capacity for another entity. Such obligations would require indemnification of the Registrant’s officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Incorporation of SpringBig Holdings, Inc. (incorporated by reference to Annex B to the Proxy Statement / Prospectus of Tuatara filed with the SEC on May 17, 2022).

3.2	Form of By-Laws of SpringBig (incorporated by reference to Annex C to the Proxy Statement / Prospectus of Tuatara filed with the SEC on May 17, 2022).

5.1*	Opinion of Benesch, Friedlander, Coplan & Aronoff.

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm of SpringBig Holdings, Inc.

24.1*	Power of Attorney (included on signature page)

99.1	SpringBig Holdings, Inc. 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit to the Current Report on 8-K of the Company filed with the SEC on June 21, 2022).

99.2*	Form of Restricted Stock Unit Agreement

107*	Filing Fee Table
*Filed herewith

Item 9.	Undertakings.

 (a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 22nd day of August, 2022.

SPRINGBIG HOLDINGS, INC.

By:	/s/ Jeffrey Harris
Name: Jeffrey Harris
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey Harris and Paul Sykes, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Harris	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2022
Jeffrey Harris

/s/ Paul Sykes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 22, 2022
Paul Sykes

/s/ Steven Bernstein	Director	August 22, 2022
Steven Bernstein

/s/ Patricia Glassford	Director	August 22, 2022
Patricia Glassford

/s/ Amanda Lannert	Director	August 22, 2022
Amanda Lannert

/s/ Phil Schwarz	Director	August 22, 2022
Phil Schwarz

/s/ Sergey Sherman	Director	August 22, 2022
Sergey Sherman

/s/ Jon Trauben	Director	August 22, 2022
Jon Trauben